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           ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of November 28, 2000 among: HS RESOURCES, INC., a corporation formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto; and THE CHASE MANHATTAN BANK (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower, the Agent, and the Lenders (as defined in the Credit Agreement as hereafter defined) have entered into that certain Amended and Restated Credit Agreement dated as of June 14, 1996, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 17, 1996, the Second Amendment to Amended and Restated Credit Agreement dated as of November 27, 1996, the Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 1997, the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 16, 1998, the Fifth Amendment to Amended and Restated Credit Agreement dated as of September 1, 1998, the Sixth Amendment to Amended and Restated Credit Agreement dated as of December 10, 1998, the Seventh Amendment to Amended and Restated Credit Agreement dated as of December 31, 1998, the Eighth Amendment to Amended and Restated Credit Agreement dated as of August 27, 1999, the Ninth Amendment to Amended and Restated Credit Agreement dated as of October 28, 1999 and the Tenth Amendment to Amended and Restated Credit Agreement dated as of May 16, 2000 (as amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein;

         B. The Borrower and HS Gathering, LLC have entered into negotiations with LaSalle National Leasing Corporation ("LaSalle") to lease capital equipment for gas gathering, transmission and processing at the Wattenberg Gathering System and in connection therewith, LaSalle, as Lessor ("Lessor"), and HS Gathering, LLC, as Lessee ("Lessee"), will enter into a Lease Agreement to be dated on or about December, 2000 (the "Lease"), providing substantially the following:

                  (i) Lessor would lease to Lessee for a one year term, capital equipment, more completely described on Schedule A attached hereto, (the "LaSalle Wattenberg Equipment") for gas gathering, transmission and processing at the Wattenberg Gathering System;

                  (ii) The LaSalle Wattenberg Equipment must be delivered on or before March 31, 2001. Lessee would be obligated to pay the costs of operating the LaSalle Wattenberg Equipment and would bear the risk of uninsured loss;

                  (iii) The cost of the LaSalle Wattenberg Equipment would not exceed $15,000,000. The Lessee would pay approximately 1.187834% of the cost of the LaSalle Wattenberg Equipment in twelve (12) monthly rental payments beginning upon the Lease closing;

                  (iv) The Lessee would have the option to renew the Lease term nine (9) times with each renewal consisting of a one year lease term;

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                  (v) The obligations of the Lessee would be guaranteed by the
         Borrower.

         C. The Borrower, the Agent, and the Lenders desire to make certain amendments to the Credit Agreement to permit such acquisition.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

         1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 1.02 of the Credit Agreement is hereby supplemented, where alphabetically appropriate, with the addition of the following definitions:

                  "Eleventh Amendment" shall mean that certain Eleventh Amendment to Amended and Restated Credit Agreement dated as of November 28, 2000, among the Borrower, the Lenders and the Agent.

                  "LaSalle Wattenberg Equipment" shall have the meaning assigned in the Recitals of the Eleventh Amendment.

         3. Section 9.01 of the Credit Agreement is hereby amended by adding the following clause (q):

                  "(q) the obligations of HS Gathering, LLC under the lease of the LaSalle Wattenberg Equipment and the guaranty of such obligations by the Borrower; provided that the cost of the LaSalle Wattenberg Equipment shall not exceed $15,000,000.

         4. Section 9.02 of the Credit Agreement is hereby amended by adding the following clause (i):

                  "(i) a Lien on certain Properties associated with the LaSalle Wattenberg Equipment owned by HS Gathering, LLC or the Borrower to secure Debt described in Section 9.01(q) and all extension, renewals and replacements of such Debt."


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         5. Section 9.03(m) of the Credit Agreement is hereby amended to read as follows:

                  "(m) investments by the Borrower in (A) direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto, (B) an investment by the Borrower and its Subsidiaries in the Wattenberg Gathering System through Borrower's 100% ownership of HS Gathering, LLC and KN Wattenberg Transmission LLC and
         (C) an investment by the Borrower and its Subsidiaries in the LaSalle Wattenberg Equipment through Borrower's 100% ownership of HS Gathering, LLC."

         6. Section 9.04(a) of the Credit Agreement is hereby amended to read as follows:

                  "(a) redeem shares from its stockholders not to exceed $30,000,000 in the aggregate since the Closing Date; provided however, redemptions of shares in excess of $20,000,000 are only permitted if the Utilization Percentage at the time of the share redemption is less than 80%; and"

         7. Section 9.05 of the Credit Agreement is hereby amended to read as follows:

                  "The Borrower or any Subsidiary may not enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary may sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred, except any of the LaSalle Wattenberg Equipment now owned by the Borrower."

         8. This Amendment shall become binding on the Lenders when, and only when, the following conditions shall have been satisfied and the Agent shall have received each of the following, as applicable, in form and substance satisfactory to the Agent or its counsel:

                  (a) counterparts of this Amendment executed by the Borrower and the Majority Lenders and ratified by HS Gathering, LLC.

         9. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         10. The Borrower hereby reaffirms that as of the date of this Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment, except as such representations and warranties are expressly limited to an earlier date.

         11. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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         12. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth in the opening paragraph of this Amendment.


                            [SIGNATURES NOT INCLUDED]


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